First Trust Advisors L.P.

120 East Liberty Drive

Suite 400

Wheaton, IL 60187

August 9, 2012

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, IL 60187

Re:                           FT 3697

Gentlemen:

We have examined the Registration Statement, File No. 333-182697 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.

Jason T. Henry

Senior Vice President